Exhibit 4.3

NETSUITE, INC.

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”) is dated as of March 31, 2005, by and among NETSUITE, INC., a California corporation (the “Company”), the several investors named on Annex A hereto under the heading “Investors” (each, an “Investor” and collectively, the “Investors”), and certain of the other shareholders of the Company named on Annex A hereto under the heading “Existing Stockholders” (each, an “Existing Stockholder” and collectively, the “Existing Stockholders”), and amends, restates and replaces the Company’s Amended and Restated Stockholders Agreement dated January 14, 2004 (the “Series G Stockholders Agreement”). The Investors and the Existing Stockholders are herein sometimes referred to collectively as the “Stockholders.” Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Series H Preferred Stock Purchase Agreement dated as of the same date herewith (the “Series H Stock Purchase Agreement”).

WHEREAS, the Company and TAKO Ventures, LLC (“TAKO”) entered into that certain Series A Stock Purchase Agreement dated October 30, 1998 and that certain Series B Stock Purchase Agreement dated January 27, 2000 (collectively, the “Series A/B Purchase Agreements”), and Sections 10, 11 and 12 of each such agreement included certain registration rights, information rights, first refusal and other covenants;

WHEREAS, the Company and each of Evan Goldberg, Ken Rudin, William Ford, David Lipscomb and Christopher Blum (collectively, the “Founders”) entered into Stock Restriction Agreements dated October 30, 1998 (collectively, the “Founder Restriction Agreements”), and Section 3 and 4 of each of those agreements included certain first refusal, co-sale and other covenants;

WHEREAS, the Company and H. William Mirbach entered into a Restricted Stock Agreement dated November 22, 1999 (the “Mirbach Restriction Agreement”), and Section 7 of that agreement included certain repurchase and first refusal covenants;

WHEREAS, Sections 10, 11 and 12 of the Series A/B Agreements and Sections 3 and 4 of the Founder Restriction Agreements were amended, restated and replaced pursuant to the terms of that certain Stockholders Agreement dated as of May 18, 2000 among the Company, the Founders, TAKO and other investors in the Company’s Series C financing (the “Series C Stockholders Agreement”);

WHEREAS, the Series C Stockholders Agreement was, pursuant to Section 10 of that agreement which allowed for amendment by a specified majority in interest of the parties to that agreement, amended, restated and replaced pursuant to the terms of that certain Amended and Restated Stockholders Agreement dated as of April 6, 2001 (the “Series D Stockholders Agreement”), which Series D Stockholders Agreement also amended, restated and replaced Section 7 of the Mirbach Restriction Agreement;

WHEREAS, the Series D Stockholders Agreement was, pursuant to Section 10 of that agreement which allowed for amendment by a specified majority in interest of the parties to that agreement, amended, restated and replaced pursuant to the terms of that certain Amended and Restated Stockholders Agreement dated as of February 6, 2002 (the “Series E Stockholders Agreement”);

WHEREAS, the Series E Stockholders Agreement was, pursuant to Section 10 of that agreement which allowed for amendment by a specified majority in interest of the parties to that agreement, amended, restated and replaced pursuant to the terms of that certain Amended and Restated Stockholders Agreement dated as of February 11, 2003 as amended (the “Series F Stockholders Agreement”)

WHEREAS, the Series F Stockholders Agreement was, pursuant to Section 10 of that agreement which allowed for amendment by a specified majority in interest of the parties to that agreement, amended, restated and replaced pursuant to the terms the Series G Stockholders Agreement;

WHEREAS, the Company and the Investors have entered into a Series H Stock Purchase Agreement, pursuant to which the Investors will purchase from the Company up to 146,100,000 shares of Series H Convertible Preferred Stock, $.01 par value (“Series H Preferred Stock”), of the Company;

WHEREAS, each Stockholder owns the respective number of shares of capital stock of the Company (after giving effect to the transactions contemplated by the Series H Stock Purchase Agreement) set forth opposite such Stockholder’s name on Annex B hereto; and

WHEREAS, as an inducement to the Investors to consummate the transactions contemplated by the Series H Stock Purchase Agreement, the Company, the Investors and parties to the Series G Stockholders Agreement have agreed to enter into this Agreement which, pursuant to the terms of Section 10 of Series G Stockholders Agreement (which allows for amendment of that agreement by a specified majority in interest of the parties to that agreement), amends, restates and replaces the Series G Stockholders Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

“Board” means the Board of Directors of the Company.

“Common Stock” means the Common Stock, par value $.01 per share, of the Company.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Stock.

“Investors” shall have the meaning given it in the first paragraph hereof.

“Permitted Transferee” means the spouse or lineal descendants of a Stockholder, or to a trust for the benefit of any of the foregoing, or, in the case of a partnership, limited liability company or corporation, any partner, shareholder, member, parent or wholly-owned subsidiary of a Stockholder, including, without limitation, any limited partnership the general partner of which is an affiliate of such Stockholder.

“Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, and Series H Preferred Stock of the Company.

“Qualified Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company to the public (i) at a public offering price of at least $0.40 per share (as adjusted from time to time to reflect any stock splits and combinations and stock dividends), (ii) with proceeds to the Company net of underwriting discounts and commissions of at least $35,000,000 and (iii) based on a pre-offering valuation of the Company of at least $150,000,000.

“Restricted Rights Holders” means the holders of Preferred Stock of the Company and any shares of Common Stock issuable upon conversion of Preferred Stock of the Company.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor federal statute, and the rules and regulations thereunder.

“Selling Stockholder” shall have the meaning given it in Section 3.

“Series A Preferred Stock” means Series A Convertible Preferred Stock, $.01 par value, of the Company.

“Series B Preferred Stock” means Series B Convertible Preferred Stock, $.01 par value, of the Company.

“Series C Preferred Stock” means Series C Convertible Preferred Stock, $.01 par value, of the Company.

“Series C Designees” shall have the meaning given it in Section 2(a).

“Series D Preferred Stock” means Series D Convertible Preferred Stock, $.01 par value, of the Company.

“Series E Preferred Stock” means Series E Convertible Preferred Stock, $.01 par value, of the Company.

“Series F Preferred Stock” means Series F Convertible Preferred Stock, $.01 par value, of the Company.

“Series G Preferred Stock” means Series G Convertible Preferred Stock, $.01 par value, of the Company.

“Series H Preferred Stock” means Series H Convertible Preferred Stock, $.01 par value, of the Company.

“Stockholders” shall have the meaning given it in the first paragraph hereof.

“Stockholder Shares” means shares of Common Stock (in calculating the number of shares of Common Stock for purposes of this definition or the rights attributable to holders thereof, such calculation shall include the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock).

“Transfer” means any sale, transfer, assignment, pledge or other disposition.

SECTION 2. Corporate Governance.

(a) Board of Directors. At any annual or special shareholders meeting called for such purpose, and whenever the shareholders of the Company act by written consent with respect to election of directors, each Stockholder agrees to vote or otherwise give such Stockholder’s consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder or as to which such Stockholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause:

(i) the authorized number of directors on the Board to be established and remain at no more than seven (7) directors;

(ii) the election to the Board of:

(A) one individual designated by the holders of a majority in interest of the Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as a single class, on an as-converted to Common Stock basis, who shall initially be Philip Simon;

(B) one individual designated by the holders of a majority in interest of the Series E Preferred Stock, who shall initially be Zachary Nelson;

(C) one individual designated by the holders of a majority in interest of the Series D Preferred Stock, which individual shall initially be Steve Fink;

(D) one individual (the “Series C Designee”) designated by the holders of a majority in interest of the Series C Preferred Stock, who shall be a representative of StarVest Partners, L.P. (“StarVest”) so long as StarVest holds 20% of the shares of Series C Preferred Stock issued to it pursuant to the Securities Purchase Agreement dated May 18, 2000, who shall initially be Deborah Farrington;

(E) one individual designated by the holders of a majority in interest of the Series B Preferred Stock, who shall initially be undesignated;

(F) one individual designated by the holders of a majority in interest of the Series A Preferred Stock, who shall initially be undesignated; and

(G) one individual designated by the holders of a majority in interest of the Common Stock, which individual shall initially be Evan Goldberg.

all of which designees shall hold office, subject to their earlier removal in accordance with clause (iii) below, pursuant to the Bylaws of the Company and applicable corporate law, until their respective successors shall have been elected and shall have qualified;

(iii) the removal from the Board (with or without cause) of any representative designated hereunder by the Stockholders entitled to make such designation hereunder, upon written request of such Stockholders for removal of their designee, but only upon such written request;

(iv) upon any vacancy in the Board as a result of any individual designated as provided in clause (ii) above ceasing to be a member of the Board, whether by resignation or otherwise, the election to the Board of an individual designated by the Stockholders entitled to designate the individual who shall have so ceased to be a member of the Board.

(b) Committees. The Board shall create an Audit Committee and a Compensation Committee, and each Stockholder hereby agrees to cause its designee or designees to the Board to vote or otherwise give such director’s consent to the appointment of at least one Series C Designee as a member of each such committee and to any Executive Committee should one at any time exist and any other committee of the Board established from time to time. The Stockholders further agree that in no event shall a director who is also an employee of the Company be appointed to either the Audit or Compensation Committee.

(c) Expenses. The Company will reimburse all non-employee directors for reasonable travel costs and business expenses incurred by them in connection with attending meetings of the Board or otherwise directly supporting Company activities at the Company’s request upon the presentation of receipts and records of such costs and expenses.

(d) Timing. The Company shall hold meetings of the Board at least as often as once every calendar quarter with a minimum of four meetings per year.

(e) Indemnification. The Company will indemnify all directors equally and to the fullest extent permitted by law as set forth in the Company’s Articles of Incorporation and by-laws and use its best efforts to obtain and maintain director’s liability insurance for all members of the Board, which insurance shall be on reasonable business terms.

(f) Observer’s Rights. ADP Atlantic, Inc. or its successors or permitted assigns (collectively, “ADP”) and PaineWebber Capital Inc. or its successors or permitted assigns (collectively, “PW”) shall each have the right to designate one individual as an observer member of the Board (an “Observer”). An Observer shall have all the rights of the members of the Board except that an Observer shall not have the right to vote on any matter presented to the Board. The Company shall give to each Observer notice of each meeting of the Board of Directors of the Company at the same time and in the same manner as notice is given to directors, and each Observer shall be entitled to attend in person all meetings held in person and to participate in telephone meetings of the Board of Directors of the Company, as an observer, solely for the purpose of allowing each such Observer to have current information with respect to the affairs of the Company. The Company shall provide to each Observer, in connection with each meeting he or she is entitled to attend, whether or not present at such meeting, copies of all notices, minutes, consents and all other materials or information that the Company provides to the directors of the Company with respect to such meeting, at the same time such materials and information are given to directors of the Company (except that materials and information provided to directors of the Company at a meeting at which the relevant Observer is not present shall be provided to such Observer promptly after the meeting). If the Board of Directors proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to each Observer in the same manner provided to the Board, describing in reasonable detail the nature and substance of such action. The reasonable out-of-pocket expenses incurred by each Observer in connection with attending any meeting of the Board shall be reimbursable to the extent that the Company reimburses the members of the Board for the reasonable out-of-pocket expenses incurred by them in connection with attending any meeting of the Board. An Observer does not owe to the Company or its shareholders any fiduciary duty, duty of loyalty or duty of care. Notwithstanding anything to the contrary in this Agreement, each Observer shall be required to execute a confidentiality agreement prior to any exercise of or entitlement to the foregoing rights and powers, which such agreement shall prohibit such Observer from disclosing any of the Company’s confidential or proprietary information to any person or entity who or which is not a shareholder (or any employee or affiliate of such shareholder) of the Company, or a director, officer, manager, partner, agent or control person of such shareholder of the Company; provided, however, that the terms of the confidentiality agreement shall be reasonably acceptable to ADP or PW, as the case may be.

SECTION 3. Restricted Sale. If a Stockholder wishes to Transfer all or any portion of the Common Stock (or any security of the Company convertible into Common Stock) held by such Stockholder at any time (a “Selling Stockholder”), whether now or hereafter acquired, then, and in any such event, the following provisions shall be applicable:

(a) Restricted Sale Notice. Such Selling Stockholder shall promptly deliver a notice of intention to sell (a “Restricted Sale Notice”) to the Company and to each Restricted Rights Holder setting forth the number of shares of Common Stock (or any security of the Company convertible into Common Stock) to be sold (the “Restricted Sale Securities”), the identity of the proposed purchaser and the proposed purchase price and terms of sale (including a copy of any written offer or indication of interest), except that no Restricted Sale Notice need be given by any Selling Stockholder exercising any right to sell securities in response to a Restricted Sale Notice delivered pursuant to this paragraph (a).

(b) Right of First Refusal. Upon receipt of the Restricted Sale Notice, the Company shall have the first right and option to purchase, at the price and on the terms stated in the Restricted Sale Notice, all or part of the Restricted Sale Securities. In the event the Company does not purchase all of the Restricted Sale Securities, each Restricted Rights Holder or its nominee shall have the right and option to elect to purchase at the price and on the terms stated in the Restricted Sale Notice, all or part of that number of remaining Restricted Sale Securities, which is equal to the product obtained by multiplying (i) the aggregate number of remaining shares of Restricted Sale Securities, covered by such distribution by (ii) a fraction, the numerator of which is the number of Stockholder Shares at the time owned by such Restricted Rights Holder (or transferred by such Restricted Rights Holder to its Permitted Transferee) and the denominator of which is the number of Stockholder Shares at the time owned by all Restricted Rights Holders.

(c) Right of Co-Sale. In the event all of the Restricted Sale Securities are not purchased pursuant to paragraph (b) above and the Selling Stockholder sells such remaining Restricted Sale Securities in a transaction or series of transactions in which the consideration paid for such Restricted Sale Securities exceeds $100,000, each Restricted Rights Holder shall have the right and option to elect to sell, at the price and on the terms stated in the Restricted Sale Notice, all or part of that number of shares of Common Stock or Preferred Stock which is equal to the product obtained by multiplying (i) the aggregate number of shares of Restricted Sale Securities, covered by such distribution by (ii) a fraction, the numerator of which is the number of Stockholder Shares at the time owned by such Restricted Rights Holder (or transferred by such Restricted Rights Holder to its Permitted Transferee) and the denominator of which is the number of Stockholder Shares at the time owned by all the Restricted Rights Holders.

(d) First Refusal Procedures. With respect to any election pursuant to paragraph (b) above:

(i) Any such election by the Company shall be made by written notice (a “Company Buy Notice”) to the Selling Stockholder and the Restricted Rights Holders within 10 business days after receipt by the Company of the Restricted Sale Notice. Such Company Buy Notice shall state whether or not the Company is electing to purchase any Restricted Sale Securities, and if so, how many Restricted Sale Securities it will purchase. Thereafter, any such election by the Restricted Rights Holders shall be made by written notice (together with the Company Buy Notice, the “Buy Notice”) to the Company, the other Restricted Rights Holders and the Selling Stockholder within 10 business days (the “Option

Period”) after receipt by the Restricted Rights Holders of the Company Buy Notice. Any Buy Notice from a Restricted Rights Holder who wishes to exercise such Restricted Rights Holder’s right of purchase as to more than the number of shares of Restricted Sale Securities set forth above shall state the maximum number of Restricted Sale Securities such Restricted Rights Holder wishes to purchase. Any available excess Restricted Sale Securities (that is, Restricted Sale Securities as to which the other Restricted Rights Holders shall not have exercised their rights of purchase) shall be allocated to the Restricted Rights Holder so indicating such Restricted Rights Holder’s desire to purchase such excess Restricted Sale Securities in proportion to such Restricted Rights Holder’s respective interests, up to the quantity of Restricted Sale Securities requested; and

(ii) Notwithstanding anything to the contrary in the foregoing, the rights under paragraph (b) above may only be exercised if the Company and the Restricted Rights Holders elect to purchase all of the Restricted Sale Securities. If Buy Notices with respect to all of the Restricted Sale Securities shall have been received as aforesaid by the Selling Stockholder, such Selling Stockholder shall sell the Restricted Sale Securities to the Company, the Restricted Rights Holders or their nominees, as the case may be, at the price and on the terms stated in the Restricted Sale Notice. The closing of such sale of Restricted Sale Securities shall take place at the office of counsel for the Selling Stockholder no later than 60 business days following the expiration of the Option Period, or such other place and earlier date as may be agreed by all parties to the transaction. At such closing the Selling Stockholder shall deliver a certificate or certificates for the shares to be sold, accompanied by stock powers with signatures guaranteed and all necessary stock transfer stamps affixed, against receipt of the purchase price therefor.

(e) Co-Sale Procedures. With respect to any election pursuant to paragraph (c) above:

(i) Any such election shall be made by written notice (a “Co-Sale Notice”) to the Selling Stockholder and the Company within 10 business days following the expiration of the Option Period. Thereupon, the Selling Stockholder shall not sell any of the Restricted Sale Securities except at the price and on the terms stated in its Restricted Sale Notice and, if a Restricted Rights Holder shall have delivered a Co-Sale Notice in respect thereof as aforesaid, unless such Restricted Rights Holder shall have sold (or otherwise declined to sell) the shares in respect of which such Co-Sale Notice shall have been delivered, at said price and on said terms;

(ii) Upon electing to participate in a proposed sale pursuant to paragraph (c) above, each Restricted Rights Holder shall deliver to the Company, as its agent, for transfer to the proposed acquiror, one or more certificates, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed for transfer, with all stock transfer taxes paid and stamps affixed, which represent the number of shares of Common Stock that such Restricted Rights Holder shall have so elected to sell; and

(iii) The stock certificate or certificates delivered by each Restricted Rights Holder to the Company pursuant to subparagraph (ii) above shall be transferred by the Company to the acquiror in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Restricted Sale Notice, and the Company shall promptly thereafter remit to such Restricted Rights Holder that portion of the proceeds to which such Restricted Rights Holder is entitled by reason of such participation.

(f) Subsequent Sales. Any Restricted Sale Securities not sold pursuant to the provisions of paragraphs (b) or (c) above prior to the expiration of 60 days following the expiration of the Option Period shall again be subject to the restrictions contained in this Agreement and shall not thereafter be Transferred except in compliance with the applicable provisions of this Agreement.

(g) Permitted Transfers. Anything herein to the contrary notwithstanding, the foregoing provisions of this Section 3 shall not be applicable to a transfer by a Selling Stockholder to a Permitted Transferee, provided, in each case, that any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of the Agreement and be deemed a Stockholder for purposes of this Agreement; provided, further that such transferee shall be deemed an Investor to the extent that the relevant transferor was an Investor.

SECTION 4. Future Issuances.

(a) Preemptive Rights. The Company hereby grants to each Restricted Rights Holder the right to purchase such Restricted Rights Holder’s Proportionate Percentage of any future Eligible Offering. For the purposes hereof, the following terms have the meanings set forth below:

“Proportionate Percentage” means, with respect to any shareholder as of any date, the result (expressed as a percentage) obtained by dividing (i) the number of Stockholder Shares owned by such shareholder as of such date, by (ii) the total number of Stockholder Shares outstanding as of such date owned by Restricted Rights Holders.

“Eligible Offering” means an offer by the Company to sell to investors (including any of the Stockholders) for cash shares of capital stock of the Company, or any security convertible into or exchangeable for, or any option, warrant or other security or right to purchase, capital stock of the Company, other than (i) an offering of securities by the Company in connection with any merger of, or acquisition by, the Company approved by the Board, (ii) up to an aggregate of 268,115,000 shares of Common Stock or options to purchase Common Stock issued to employees or consultants of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company (less the number of shares or options for shares issued or granted under any such plan or arrangement as of the date hereof plus such number of common stock or options to purchase common stock which expire or terminate under such plan or are repurchased by the Corporation under such plan), (iii) shares of the Company’s capital stock to be offered in a Qualified Public Offering, (iv) the issuance of the Conversion Shares, (v) the issuance of up to 68,339 shares of Common Stock or warrants to purchase Common Stock (and Common Stock issuable upon exercise of such warrants) issued in connection with debt financing, equipment lease financing or business development/strategic partnership transactions approved by the Board, (vi) 32,661 shares of Series C Preferred Stock (and Common Stock issuable upon conversion of up to 32,661 shares of Series C Preferred Stock) issuable upon exercise of certain warrants issued to Pentech Financial Services, and (vii) the issuance of shares of Series H Preferred Stock pursuant to the Series H Stock Purchase Agreement.

(b) Preemptive Rights Procedures. The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to the Restricted Rights Holders. Such notice shall specify the security or securities the Company proposes to issue and the consideration that the Company intends to receive therefor. For a period of twenty (20) days following the date of such notice, the Restricted Rights Holders shall be entitled, by written notice to the Company, to elect to purchase all or any part of their Proportionate Percentages of the securities being sold in the Eligible Offering, provided, however, that if two or more securities shall be proposed to be sold as a “unit” in an Eligible Offering, any such election must relate to such unit of securities. In the event that elections pursuant to this Section 4(b) shall not be made with respect to any securities included in an Eligible Offering within such twenty (20) day period, then the Company may issue such securities to third-party investors, but only for a consideration payable in cash not less than, and otherwise on no more favorable terms to the third-party investors than that set forth in the Company’s notice and only within ninety (90) days after the end of such twenty (20) day period. In the event that any such offer is accepted by a Restricted Rights Holder, the Company shall sell to such Restricted Rights Holder, and such Restricted Rights Holder shall purchase from the Company, for the consideration and on the terms set forth in the notice as aforesaid, the securities that such Restricted Rights Holder shall have elected to purchase.

SECTION 5. Conversion of Series C Preferred Stock. The Company and each of the Investors hereby acknowledge and agree that the shares of Series C Preferred Stock shall not be converted in accordance with clause (ii) of Section 4(b) of the Company’s Amended and Restated Articles (providing for the conversion of all of the shares of Series C Preferred Stock upon the approval of the holders of not less than a majority of the then outstanding shares of Series C Preferred Stock), unless StarVest shall have approved such conversion.

SECTION 6. Legends on Stock Certificates. Each certificate representing shares of the Common Stock or Preferred Stock held by any Stockholder shall conspicuously bear the following legends until such time as the shares represented thereby are no longer subject to the provisions hereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN SO REGISTERED OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

and

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT AMONG THE ISSUER AND THE OTHER PARTIES THERETO. COPIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY.”

The Company covenants that it shall keep a copy of this Agreement on file at the address listed herein for the purpose of furnishing copies to the holders of record of shares of Common Stock.

SECTION 7. Duration of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the consummation of a Qualified Public Offering, (ii) the consummation of any sale, transfer or other disposition of all or substantially all the capital stock or assets of the Company for cash approved, to the extent such approval is required by any term or provision of any of the Transaction Documents or the Amended and Restated Articles, in accordance with the terms of such Transaction Documents or Amended and Restated Articles or (iii) with respect to any Stockholder, the date on which such Stockholder no longer owns any shares of the capital stock of the Company.

SECTION 8. Stockholder Representations. Each Existing Stockholder, severally and not jointly, represents and warrants to the Company and the other Stockholders as follows:

(i) Such Stockholder, where applicable, is a corporation, limited partnership, limited liability company or other entity duly organized, as the case may be, validly existing and, if applicable, in good standing under the laws of the state of each such Stockholder’s organization.

(ii) Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder.

(iii) The execution and delivery of this Agreement, and the performance by such Stockholder of its obligations hereunder, have been duly authorized by such Stockholder, and no other proceeding therefor on the part of such Stockholder or any of its partners, members, or shareholders, as applicable, is required.

(iv) This Agreement has been duly executed and delivered by such Stockholder and is a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

SECTION 9. Transfer and Assignment. No Stockholder shall Transfer any shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series H Preferred Stock except in accordance with this Section 9 and Section 3 hereof, as well as in compliance with the provisions of the Investors Rights Agreement of even date herewith among the Company and the Stockholders party thereto. Any Transfer not permitted by this Agreement shall be void ab initio. Any Transfer otherwise permitted by this Agreement shall not become effective unless and until the purchaser, pledgee or transferee executes and delivers to the Company a joinder or counterpart to this Agreement, agreeing to be bound by the terms and provisions of this Agreement. Upon such Transfer and such execution and delivery, the purchaser, pledgee or transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to the Transferred securities in the same manner as the Transferring Stockholder.

SECTION 10. Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock Series E Preferred Stock, the Series G Preferred Stock , and the Series H Preferred Stock (voting together as a single class on an as-converted to Common Stock basis); provided, however, that (i) in the event such amendment or modification materially adversely affects the rights and/or obligations of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, or Series H Preferred Stock, as the case may be, in a manner different from the manner in which it affects the rights and/or obligations of holders of other series of Preferred Stock, then such amendment shall not be made without first obtaining the approval of the holders of at least a majority of the then outstanding shares of each such series of Preferred Stock so affected, (ii) any amendment of the terms of Section 2(a)(ii)(D) shall require the consent of StarVest, and (iii) any amendment of the terms of Section 2(f) shall require the consent of ADP and PW. The Company shall notify each of the Stockholders upon the effectiveness of any amendment to this Agreement. This Agreement amends, restates and replaces the Series G Stockholders Agreement.

SECTION 11. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as indicated in Annex A hereto. Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, messenger service, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

SECTION 12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 13. Headings. Headings of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

SECTION 14. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to its rules of conflict of laws.

SECTION 16. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT HE OR IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT HE OR IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

SECTION 17. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, and each such party’s respective successors and permitted assigns.

SECTION 18. Equitable Relief. Each Stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by such Stockholder, and that any such breach would cause the Company and the other Stockholders irreparable harm. Accordingly, each Stockholder agrees that in the event of any breach or threatened breach of this Agreement, the Company and each of the other Stockholders, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Amended and Restated Stockholders Agreement or caused this Amended and Restated Stockholders Agreement to be executed on its behalf as of the date first written above.

COMPANY:	NETSUITE, INC.

	By:	/s/ James McGeever
James McGeever, Chief Financial Officer

[Amended and Restated Stockholders Agreement]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Stockholders Agreement or caused this Amended and Restated Stockholders Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	TAKO VENTURES, LLC

	By:	/s/ Philip B. Simon
Name:
Title:

[Amended and Restated Stockholders Agreement]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	STARVEST PARTNERS, L.P.

	By:	/s/ Deborah Farrington
Name:
Title:

[Amended and Restated Stockholders Agreement]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	THE CO-INVESTMENT 2000 FUND, L.P.

	By:	/s/ Richard Fox
Name:
Title:

[Amended and Restated Stockholders Agreement]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	BARBARA B. ELLISON AND DONALD L. LUCAS, TRUSTEES, u/a/d 12/07/83 FBO DAVID FERRIS ELLISON

/s/ Barbara B. Ellison

/s/ Donald L. Lucas

[Amended and Restated Stockholders Agreement]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	BARBARA B. ELLISON AND DONALD L. LUCAS, TRUSTEES, u/a/d 02/07/86
FBO MARGARET ELIZABETH ELLISON

/s/ Barbara B. Ellison

/s/ Donald L. Lucas

[Amended and Restated Stockholders Agreement]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	MELANIE CRAFT ELLISON

/s/ Melanie Craft Ellison

[Amended and Restated Stockholders Agreement]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Investor Rights Agreement or caused this Amended and Restated Investor Rights Agreement to be executed on its behalf as of the date first written above.

INVESTOR:	ELAINE HARRIS

/s/ Elaine Harris

[Amended and Restated Stockholders Agreement]

ADDITIONAL SIGNATURE PAGE

The undersigned has executed this Amended and Restated Stockholders Agreement or caused this Amended and Restated Stockholders Agreement to be executed on its behalf as of the date first written above.

EXISTING STOCKHOLDER:	TAKO VENTURES LLC

	By:	/s/ Philip B. Simon
Name:
Title:

[Amended and Restated Stockholders Agreement]

ANNEX A

STOCKHOLDERS

THE COMPANY:
NetSuite, Inc.	with a copy to:
Wilson Sonsini Goodrich & Rosati, P.C.

THE INVESTORS
TAKO Ventures, LLC	with a copy to:
Dudnick Detwiler Rivin & Stikker LLP

StarVest Partner, L.P.	with a copy to:
Ropes & Gray LLP

The Co-Investment 2000 Fund, L.P.

Barbara B. Ellison and Donald L. Lucas, Trustees, u/a/d
12/07/83 FBO David Ferris Ellison

Barbara B. Ellison and Donald L. Lucas, Trustees, u/a/d
02/07/86 FBO Margaret Elizabeth Ellison

Melanie Craft Ellison

Elaine Harris

EXISTING STOCKHOLDERS:
TAKO Ventures, LLC	with a copy to:
Dudnick Detwiler Rivin & Stikker LLP
Evan Goldberg

Ken Rudin

William Ford

David Lipscomb

H. William Mirbach

Christopher Blum

StarVest Partners, L.P.	with a copy to:
Ropes & Gray LLP

StarVest Management, Inc., as nominee for
StarVest Partners, L.P. Advisory Council Co-
Investment Plan

ADP Atlantic, Inc.

PaineWebber Capital Inc.

The Co-Investment 2000 Fund, L.P.

Internet Assets Inc. II

Invest Inc.

Elaine Harris

Edward P. Swyer

MJX LLC

WS Investment Company 2000A

Raj S. Judge

Michael J. Danaher

AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 1 TO NETSUITE, INC. AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”), effective as of September 15, 2006, amends certain provisions of the Amended and Restated Stockholders Agreement dated as of March 31, 2005 by and between NetSuite, Inc. (the “Company”) and the parties listed on the Annex A thereto (such parties, the “Stockholders,” and such agreement, the “Stockholders Agreement”).

WHEREAS, pursuant to Section 3 of the Stockholders Agreement, certain of the Company’s shareholders are subject to restrictions on proposed transfer such that, prior to the completion of a proposed transfer, the shareholders must offer the shares proposed to be transferred to the Company first and to certain other holders of capital stock second, and must thereafter comply with rights of co-sale as set forth therein;

WHEREAS, one or more of the Company’s shareholders have proposed, and others may propose, to transfer shares of capital stock for planning purposes and accordingly it has been proposed that the terms of the Stockholders Agreement be revised to provide for restrictions that are more typical for similarly situated companies;

WHEREAS, on December 30, 2005, the Company’s Board of Directors approved an increase in the number of shares of Common Stock reserved for issuance under the Company’s 1999 Stock Plan by 9,600,000 (such additional number of shares, the “Additional Shares”) to a new total of 277,715,000 shares reserved for issuance thereunder;

WHEREAS, the Company’s shareholders representing more than a majority of the Preferred Stock then outstanding waived application of any preemptive rights otherwise applicable to certain stockholders under Section 4 of the Stockholders Agreement and the Stockholders deem it to be in the best interests of the Company and its shareholders for Stockholders Agreement to be amended to reflect such waiver.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows

1. Amendments of Section 1 of the Stockholders Agreement

(a) The definition of “Permitted Transferee” set forth in Section 1 of the Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Transferee” means any (x) spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, adopted child or adopted grandchild of the transferring Stockholder, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of the transferring Stockholder (each, a “Family Member”), or any trust or trusts for the exclusive benefit of the transferring Stockholder or one or more Family Members of the transferring Stockholder; and (y) subsidiary, parent, general partner, limited partner, retired partner, member or retired member, stockholder or affiliate of the transferring Stockholder, including but not limited to any limited partnership the general partner of which is an affiliate of the transferring Stockholder (each, an “Affiliate”), and (z) direct or indirect beneficial owner of the transferring Stockholder or of the transferring Stockholder’s Affiliate, and any trust or trusts for the exclusive benefit of one or more Family Members of such direct or indirect beneficial owner.”

(b) The definition of “Transfer” set forth in Section 1 of the Stockholders Agreement is hereby amended and restated in its entirety to read as follows

“Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(i) any bona fide pledge made pursuant to a bona fide loan transaction that creates a mere security interest, provided, in each case, that any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of the Agreement and be deemed a Stockholder for purposes of this Agreement; provided, further that such transferee shall be deemed an Investor to the extent that the relevant transferor was an Investor;

(ii) any bona fide gift effected for tax planning purposes, provided, in each case, that any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of the Agreement and be deemed a Stockholder for purposes of this Agreement; provided, further that such transferee shall be deemed an Investor to the extent that the relevant transferor was an Investor; and

(iii) transfers to any Permitted Transferee; provided, in each case, that any such transferee shall agree in writing to be bound by, and to comply with, all applicable provisions of the Agreement and be deemed a Stockholder for purposes of this Agreement; provided, further that such transferee shall be deemed an Investor to the extent that the relevant transferor was an Investor.”

2. Amendment of Preemptive Rights. The definition of Eligible Offering set forth in Section 4(a) of the Stockholders Agreement is hereby amended in its entirety to read as follows:

“Eligible Offering” means an offer by the Company to sell to investors (including any of the Stockholders) for cash shares of capital stock of the

Company, or any security convertible into or exchangeable for, or any option, warrant or other security or right to purchase, capital stock of the Company, other than (i) an offering of securities by the Company in connection with any merger of, or acquisition by, the Company approved by the Board, (ii) up to an aggregate of 277,715,000 shares of Common Stock or options to purchase Common Stock issued to officers, directors, employees or consultants of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company (less the number of shares or options for shares issued or granted under any such plan or arrangement as of the date hereof plus such number of common stock or options to purchase common stock which expire or terminate under such plan or are repurchased by the Corporation under such plan), (iii) shares of the Company’s capital stock to be offered in a Qualified Public Offering, (iv) the issuance of the Conversion Shares, (v) the issuance of up to 68,339 shares of Common Stock or warrants to purchase Common Stock (and Common Stock issuable upon exercise of such warrants) issued in connection with debt financing, equipment lease financing or business development/strategic partnership transactions approved by the Board, (vi) 32,661 shares of Series C Preferred Stock (and Common Stock issuable upon conversion of up to 32,661 shares of Series C Preferred Stock) issuable upon exercise of certain warrants issued to Pentech Financial Services, and (vii) the issuance of shares of Series H Preferred Stock pursuant to the Series H Stock Purchase Agreement.”

3. Effective Date. As provided for pursuant to Section 10 of the Stockholders Agreement, this Amendment shall become effective upon execution hereof by (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis). Upon effectiveness of this Amendment, the Stockholders Agreement shall be amended as set forth herein as if such amended provisions had been in effect when the Stockholders Agreement was entered into on March 31, 2005.

4. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

6. Titles and Headings. The titles, captions and headings of this Amendment are included for ease of reference only and will be disregarded in interpreting or construing this Amendment.

7. Severability. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the forgoing, if the value of this Amendment based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

9. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

10. Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any person, other than the parties to the Stockholders Agreement and their permitted successors and assigns, any rights or remedies under or by reason of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 1 to Stockholders Agreement as of the date first set forth above.

COMPANY:

(Signature)

(Print Name)

(Title)

STOCKHOLDERS:

(Entity Name, if applicable)

(Signature)

(Print Name)

(Title, if applicable)

AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 2 TO NETSUITE, INC. AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”), effective as of November 20, 2006, amends certain provisions of the Amended and Restated Stockholders Agreement dated as of March 31, 2005 by and between NetSuite, Inc. (the “Company”) and the parties listed on the Annex A thereto (such parties, the “Stockholders,” and such agreement, the “Stockholders Agreement”).

WHEREAS, Section 2 (a)(i) of the Stockholders Agreement provides that at any annual or special shareholders meeting called for such purpose, and whenever the shareholders of the Company act by written consent with respect to election of directors, each Stockholder shall to vote or otherwise give such Stockholder’s consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder or as to which such Stockholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause the authorized number of directors on the Board to be established and remain at no more than seven (7) directors;

WHEREAS, the Company has proposed to increase the authorized number of members of the Board of Directors from seven (7) to nine (9) and the Board of Directors has determined that such an increase is in the best interests of the Company and its stockholders;

WHEREAS, the Company and each of undersigned Stockholders desire to amend the Stockholders Agreement to increase to nine (9) the authorized number of members of the Company’s Board of Directors.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows

1. Amendments of Section 2 of the Stockholders Agreement. Section 2(a)(i) of the Stockholders Agreement is hereby amended in its entirety to read as follows:

SECTION 2. Corporate Governance.

(a) Board of Directors. At any annual or special shareholders meeting called for such purpose, and whenever the shareholders of the Company act by written consent with respect to election of directors, each Stockholder agrees to vote or otherwise give such Stockholder’s consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder or as to which such Stockholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause:

(i) the authorized number of directors on the Board to be established and remain at no more than nine (9) directors;”

2. Effective Date. As provided for pursuant to Section 10 of the Stockholders Agreement, this Amendment shall become effective upon execution hereof by (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred, Stock Series E Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis).

3. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

5. Titles and Headings. The titles, captions and headings of this Amendment are included for ease of reference only and will be disregarded in interpreting or construing this Amendment.

6. Severability. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the forgoing, if the value of this Amendment based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

7. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

8. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

9. Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any person, other than the parties to the Stockholders Agreement and their permitted successors and assigns, any rights or remedies under or by reason of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 to Stockholders Agreement as of the date first set forth above.

COMPANY:

(Signature)

(Print Name)

(Title)

STOCKHOLDERS:

(Entity Name, if applicable)

(Signature)

(Print Name)

(Title, if applicable)

NETSUITE, INC.

AMENDMENT NO. 3 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

AND

AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”), effective as of                     , 2007, is entered into by and among NetSuite, Inc. (the “Company”) and certain holders of the Company’s capital stock. Among other things this Amendment, (x) amends certain provisions of the Amended and Restated Stockholders Agreement dated as of March 31, 2005 by and between NetSuite, Inc. (the “Company”) and the parties listed on the Annex A thereto as amended on September 15, 2006 and on November 20, 2006 (such parties, the “Stockholders,” and such agreement, the “Stockholders Agreement”) and (y) the Amended and Restated Investor Rights Agreement, dated March 31, 2005, by and among the Company and the investors listed on Annex A thereto, as amended (the “IRA”);

WHEREAS, it has been proposed that (i) StarVest Partners, L.P., The Co-Investment 2000 Fund, L.P., Invest Inc., Internet Assets, Inc. II, StarVest Management, Inc., as nominee for StarVest Partners, L.P. Advisory Council Co-Investment Plan and MJX LLC sell and transfer an aggregate of 1,611,334 shares of Series C Preferred Stock, 139,717 shares of Series D Preferred Stock, 1,141,729 shares of Series E Preferred Stock, 2,189,240 shares of Series F Preferred Stock, 2,925,612 shares of Series G Preferred Stock and 2,003,236 shares of Series H Preferred Stock to Meritech Capital Partners III L.P. and Meritech Capital Affiliates III L.P. (collectively, “Meritech”); and (ii) Evan Goldberg, Dave Lipscomb, and Chris Blum (together with other stockholders not party to either the Stockholders Agreement or IRA) sell and transfer an aggregate of 11,500,000 shares of Common Stock to Craig Ramsey (all such selling shareholders under clause (i) or (ii), the “Selling Shareholders” and all shares of capital stock proposed to be and actually sold by the Selling Shareholders, the “Transferred Shares”);

WHEREAS, in connection with such transfer (the “Transfer”) the Purchasers desire to become parties to the IRA and the Stockholders Agreement and to obtain the benefits and undertake the obligations that the Selling Shareholders have under such agreements with respect to the Transferred Shares;

WHEREAS, pursuant to Section 3 of the Stockholders Agreement, certain of the Company’s shareholders, including without limitation the Selling Shareholders, are subject to restrictions on proposed transfer such that, prior to the completion of the proposed Transfer, the shareholders must offer the Transferred Shares to the Company first and to certain other holders of capital stock second, and must thereafter comply with rights of co-sale as set forth therein;

WHEREAS, the Company desires to permit the Transfer and to waive its right of first refusal and to otherwise consent to the Transfer;

WHEREAS, the undersigned shareholders that are party to the Stockholders Agreement that have certain rights of first refusal and co-sale rights under Section 3 of the Stockholder’s Agreement in connection with the Transfer, desire to permit the Transfer and waive all such rights on their behalf and on behalf of all shareholders with such right;

WHEREAS, the Company and each of the undersigned shareholders desire to amend the Stockholders Agreement and the IRA to make each of the Purchasers a party thereto as an “Investor,” “Existing Stockholder” and “Stockholder” under the Stockholders Agreement and an “Investor” under the IRA.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows

1. Amendments of Section 1 of the Stockholders Agreement

(a) The definition of “Permitted Transferee” set forth in Section 1 of the Stockholders Agreement is hereby amended and restated in its entirety to read as follows:

“Permitted Transferee” means any (w) spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, adopted child or adopted grandchild of the transferring Stockholder, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of the transferring Stockholder (each, a “Family Member”), or any trust or trusts for the exclusive benefit of the transferring Stockholder or one or more Family Members of the transferring Stockholder; and (x) subsidiary, parent, general partner, limited partner, retired partner, member or retired member, stockholder or affiliate of the transferring Stockholder, including but not limited to any limited partnership the general partner of which is an affiliate of the transferring Stockholder (each, an “Affiliate”), (y) direct or indirect beneficial owner of the transferring Stockholder or of the transferring Stockholder’s Affiliate, and any trust or trusts for the exclusive benefit of one or more Family Members of such direct or indirect beneficial owner, and (z) any other transferee approved as a “Permitted Transferee” with the Requisite Approval.”

(b) A new definition, “Requisite Approval”, is hereby added to Section 1 of the Stockholders Agreement as follows:

“Requisite Approval” means the approval of (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis) which approval, for the sake of clarity, is evidenced by the execution of that certain Amendment No. 3 to Amended and Restated Stockholders Agreement and Amendment No. 1 to Amended and Restated Investor Rights Agreement, effective as of                     , 2007, by and among the Company and the Stockholders thereto.”

2. Amendment of Amendment Provisions of Stockholders Agreement. Section 10 of the Stockholders Agreement is hereby amended to add to the end of the final sentence thereof the following:

“Notwithstanding the foregoing, by executing a counterpart of this Agreement a Permitted Transferee may become a party to this Agreement as an Investor and an Existing Stockholder without any amendment of this Agreement. Upon delivery of such counterpart signature page, Annex A hereto shall be automatically amended to place thereon the name and address of each such Permitted Transferee and Annex B hereto shall be automatically amended to place thereon the name of the Permitted Transferee and the series and number of shares of each class and series of Preferred Stock acquired by the Permitted Transferee.”

3. Effective Date of Amendment to Stockholders Agreement. As provided for pursuant to Section 10 of the Stockholders Agreement, this Amendment of the Stockholders Agreement shall become effective upon execution hereof by (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis). Upon effectiveness of this Amendment, the Stockholders Agreement shall be amended as set forth herein as if such amended provisions had been in effect when the Stockholders Agreement was entered into on March 31, 2005.

4. Amendment of Amendment Provisions of the IRA. Section 4.2 of the IRA is hereby amended to add to the end of the final sentence thereof the following:

“Notwithstanding the foregoing, by executing a counterpart of this Agreement a Permitted Transferee as defined in the Amended and Restated Stockholders Agreement dated as of March 31, 2005 by and between NetSuite, Inc. (the “Company”) and the parties listed on the Annex A thereto as amended on September 15, 2006, on November 20, 2006, and on                     , 2007, as amended) may become a party to this Agreement as an Investor without any amendment of this Agreement. Upon delivery of such counterpart signature page, Annex A hereto shall be automatically amended to place thereon the name and address of each such Permitted Transferee.”

5. Effective Date of Amendment to the IRA. As provided for pursuant to Section 4.2 of the IRA, this Amendment of the IRA shall become effective upon execution hereof by (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis). Upon effectiveness of this Amendment, the IRA shall be amended as set forth herein as if such amended provisions had been in effect when the IRA was entered into on March 31, 2005.

6. Permitted Transferee. Each of Meritech Capital Partners III L.P., Meritech Capital Affiliates III L.P. and Craig Ramsey is hereby approved as a Permitted Transferee under the Stockholders Agreement and IRA, each as amended hereby.

7. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

9. Titles and Headings. The titles, captions and headings of this Amendment are included for ease of reference only and will be disregarded in interpreting or construing this Amendment.

10. Severability. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the forgoing, if the value of this Amendment based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

11. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

12. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

13. Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any person, other than the parties to the Stockholders Agreement and their permitted successors and assigns, any rights or remedies under or by reason of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 3 to Amended and Restated Stockholders Agreement and Amendment No.1 to Amended and Restated Investor Rights Agreement as of the date first set forth above.

COMPANY:

(Signature)

(Print Name)

(Title)

STOCKHOLDERS:

(Entity Name, if applicable)

(Signature)

(Print Name)

(Title, if applicable)

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO STOCKHOLDERS AGREEMENT AND AMENDMENT NO. 1 TO IRA]

AMENDMENT NO. 4 TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 4 TO NETSUITE, INC. AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Amendment”), effective as of June 28, 2007, amends certain provisions of the Amended and Restated Stockholders Agreement dated as of March 31, 2005 by and between NetSuite, Inc. (the “Company”) and the parties listed on the Annex A thereto, as amended to date (such parties, the “Stockholders,” and such agreement, the “Stockholders Agreement”).

WHEREAS, the Company’s Board of Directors approved an increase in the number of shares of Common Stock reserved for issuance under the Company’s 1999 Stock Plan by 47,500,000 (such additional number of shares, the “Additional Shares”) to a new total of 325,215,000 shares reserved for issuance thereunder;

WHEREAS, the Company has proposed to decrease the authorized number of members of the Board of Directors from nine (9) to seven (7) and the Board of Directors has determined that such a decrease is in the best interests of the Company and its stockholders;

WHEREAS, the Company’s shareholders representing more than a majority of the Preferred Stock then outstanding waived application of any preemptive rights otherwise applicable to certain stockholders under Section 4 of the Stockholders Agreement and the Stockholders deem it to be in the best interests of the Company and its shareholders for Stockholders Agreement to be amended to reflect such waiver.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows

1. Amendments of Section 2 of the Stockholders Agreement

(a) Section 2(a)(i) of the Stockholders Agreement is hereby amended in its entirety to read as follows:

SECTION 2. Corporate Governance.

(a) Board of Directors. At any annual or special shareholders meeting called for such purpose, and whenever the shareholders of the Company act by written consent with respect to election of directors, each Stockholder agrees to vote or otherwise give such Stockholder’s consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder or as to which such Stockholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause:

(i) the authorized number of directors on the Board to be established and remain at no more than seven (7) directors;”

2. Amendment of Preemptive Rights. The definition of Eligible Offering set forth in Section 4(a) of the Stockholders Agreement is hereby amended in its entirety to read as follows:

““Eligible Offering” means an offer by the Company to sell to investors (including any of the Stockholders) for cash shares of capital stock of the Company, or any security convertible into or exchangeable for, or any option, warrant or other security or right to purchase, capital stock of the Company, other than (i) an offering of securities by the Company in connection with any merger of, or acquisition by, the Company approved by the Board, (ii) up to an aggregate of 325,215,000 shares of Common Stock or options to purchase Common Stock issued to officers, directors, employees or consultants of the Company pursuant to any plan or arrangement approved by the Board of Directors of the Company (less the number of shares or options for shares issued or granted under any such plan or arrangement as of the date hereof plus such number of common stock or options to purchase common stock which expire or terminate under such plan or are repurchased by the Corporation under such plan), (iii) shares of the Company’s capital stock to be offered in a Qualified Public Offering, (iv) the issuance of the Conversion Shares, (v) the issuance of up to 68,339 shares of Common Stock or warrants to purchase Common Stock (and Common Stock issuable upon exercise of such warrants) issued in connection with debt financing, equipment lease financing or business development/strategic partnership transactions approved by the Board, (vi) 32,661 shares of Series C Preferred Stock (and Common Stock issuable upon conversion of up to 32,661 shares of Series C Preferred Stock) issuable upon exercise of certain warrants issued to Pentech Financial Services, and (vii) the issuance of shares of Series H Preferred Stock pursuant to the Series H Stock Purchase Agreement.”

3. Effective Date. As provided for pursuant to Section 10 of the Stockholders Agreement, this Amendment shall become effective upon execution hereof by (i) the Company and (ii) the holders of a majority in interest of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and the Series H Preferred Stock (voting together as a single class on an as converted to Common Stock basis).

4. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

5. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

6. Titles and Headings. The titles, captions and headings of this Amendment are included for ease of reference only and will be disregarded in interpreting or construing this Amendment.

7. Severability. If any provision of this Amendment is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Amendment and the remainder of this Amendment shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Amendment. Notwithstanding the forgoing, if the value of this Amendment based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment.

9. Facsimile Signatures. This Amendment may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

10. Third Parties. Nothing in this Amendment, express or implied, is intended to confer upon any person, other than the parties to the Stockholders Agreement and their permitted successors and assigns, any rights or remedies under or by reason of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 4 to Stockholders Agreement as of the date first set forth above.

COMPANY:

(Signature)

(Print Name)

(Title)

STOCKHOLDERS:

(Entity Name, if applicable)

(Signature)

(Print Name)

(Title, if applicable)

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO STOCKHOLDERS AGREEMENT]